EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
QLogic Corporation:
     We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-75814, 333-13137, 333-66407, 333-42880, 333-55058, 333-70112 and 333-112572) of QLogic Corporation of our reports dated June 1, 2006, with respect to the consolidated balance sheets of QLogic Corporation and subsidiaries as of April 2, 2006 and April 3, 2005, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended April 2, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of April 2, 2006, and the effectiveness of internal control over financial reporting as of April 2, 2006, which reports appear in the April 2, 2006, annual report on Form 10-K of QLogic Corporation.
/s/ KPMG LLP
Costa Mesa, California
June 1, 2006